EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-09623, 333-39060, 333-39064, 333-39290, 333-61588, 333-101444, 333-100716, 333-104659, 333-117909, 333-117910, and 333-165537  on Form S-8 of our report dated January 14, 2010 (and December 6, 2010 as it relates to Note 1), relating to the consolidated financial statements of Shuffle Master, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of recent provisions for uncertainty in income taxes on November 1, 2007 and the  retrospective adjustment of the 2009 and 2008 financial statements for the adoption of  new authoritative guidance related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial cash settlements), appearing in this Current Report on Form 8-K of Shuffle Master, Inc. and subsidiaries for the year ended October 31, 2009.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada
December 7, 2010